Exhibit 10.1
RUSH ENTERPRISES, INC.
AMENDED AND RESTATED
1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
1. Purpose. This 1997 Amended and Restated Non-Employee Director Stock Option Plan (the “Plan”) of Rush Enterprises, Inc., a Texas corporation (the “Company”), is adopted for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.
2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”), the members of which shall consist solely of directors who are employees of the Company. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to options granted hereunder (the “Options”), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Non-Employee Director to whom such Award was granted, (ii) consented to by such Non-Employee Director or (iii) authorized by Section 12 hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date, or to be extended beyond the original stated term of the Option, if less than ten years, if such extension would cause the Option to be subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Notwithstanding anything to the contrary contained herein, the Committee may not amend or replace outstanding Options in a transaction that constitutes a repricing without the approval of the shareholders of the Company. For these purposes, a cancellation, exchange or other modification to an outstanding Option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 12 hereof will not be deemed a repricing.
3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company’s Class A Common Stock, $.01 par value (or such other par value as may be designated by act of the Company’s shareholders) (the “Class A Common Stock”) and Company’s Class B Common Stock, $.01 par value (or such other par value as may be designated by act of the Company’s shareholders) (the “Class B Common Stock,” or taken together with the Class A Common Stock, the “Common Stock”). The total amount of the Class A Common Stock with respect to which Options may be granted shall not exceed in the aggregate 600,000 shares; the total amount of the Class B Common Stock with respect to which Options may be granted shall not exceed in the aggregate 180,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

In the event that any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.
4. Grant of Options. Subject to the provisions of Paragraph 16 and the availability under the Plan of a sufficient number of shares of Common Stock that may be issuable upon the exercise of outstanding Options, there shall be granted the following Options:
(a) To each Non-Employee Director who is elected at an Annual Meeting of Shareholders of the Company or appointed by the Board of Directors to serve as a direct, an Option to purchase 20,000 shares of Class A Common Stock at a purchase price per share of Class A Common Stock equal to the fair market value of a share of Class A Common Stock as defined in paragraph 7 hereof (the “Option Price”) on the date of such Annual Meeting of Shareholders of the Company or appointment by the Board of Directors; and
(b) To each Non-Employee Director who is elected or reelected as a director of the Company at an Annual Meeting of Shareholders of the Company, an Option to purchase 20,000 shares of Class A Common Stock at the Option Price on the date of each such Annual Meeting of Shareholders of the Company.
No Option shall be granted pursuant to the Plan after March 25, 2007.
5. Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Paragraph 9 hereof.
6. Amount Exercisable. Each Option granted pursuant to the Plan shall be fully exercisable on the date of grant.
7. Exercise of Options. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made in any combination of cash or whole shares of Common Stock already owned by the optionee. Subject to the terms and conditions of this Agreement, such Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (a) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Paragraph 9 by any person or persons other than the optionee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. Such notice shall either (i) be accompanied by payment of the full purchase price of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company’s principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in case of clause (i) or (ii) above, be made by cash or check payable to the order of the Company. Common Stock payments (valued at fair market value on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of shares delivered but not so used, and an additional certificate shall be delivered representing the additional shares to which the holder of such Option is entitled as a result of the exercise of such Option. The certificate or certificates for the shares as to which such Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising such Option. All shares issued as provided herein will be fully paid and nonassessable.
For purposes of this Paragraph 7, the “fair market value” of a share of Common Stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is then listed on a national securities exchange, or if the Common Stock is not so listed, the average of the bid and asked price of a share of Common Stock on that date and reported in the National Association of Securities Dealers Automated Quotation system (the “NASDAQ System”); provided that if no such closing price or quotes are so reported on that date or if in the discretion of the Committee another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.
9. Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:
(a) On the last day within the thirty day period commencing on the date on which the optionee ceases to be a member of the Company’s Board of Directors, for any reason other than the death or disability of the optionee or his resignation after five years of service, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased to be a member of the Company’s Board of Directors;

(b) On the last day within the one year period commencing on the date on which the optionee ceases to be a member of the Company’s Board of Directors because of permanent disability, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased to be a member of the Company’s Board of Directors because of such disability;
(c) On the last day within the one year period commencing on the date of the optionee’s death while serving as a member of the Company’s Board of Directors, during which period the executor or administrator of the optionee’s estate or the person or persons to whom the optionee’s Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death;
(d) On the last day within the one year period commencing on the date an optionee who has had at least five years of service on the Board of Directors of the Company resigns from the Board of Directors of the Company, during which period the optionee, or the executor or administrator of the optionee’s estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the optionee’s death within such one year period, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of such resignation; and
(e) Ten years after the date of grant of such Option.
10. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:
“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory, in form and substance to the Corporation, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.
11. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.
12. Changes in the Company’s Capital Structure. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan, in the number, price or kind of shares covered by the Options and in any outstanding Options under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Option.
In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.
13. Amendment or Termination of Plan. The Board of Directors may at any time and from time to time modify, revise or amend the Plan in such respects as the Board of Directors may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required in order to comply with (i) Rule 16b-3, (ii) the Internal Revenue Code, or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national securities exchange on which the Company’s Common Stock is traded or (iv) any other applicable rule or law. All Options granted under the Plan shall be subject to the terms and provisions of the Plan and any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Options outstanding under the Plan at the time of the amendment, modification or revision.

14. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.
15. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, or otherwise. Nothing in this Paragraph 15 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.
16. Effective Date of Plan. The Plan became effective and was deemed to have been adopted on March 25, 1997. No Options which are incentive stock options shall be granted pursuant to the Plan after March 25, 2007.